SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ruckus Wireless, Inc.
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RUCKUS WIRELESS, INC.
350 West Java Drive
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 10, 2015

To the Stockholders of Ruckus Wireless, Inc.:

The 2015 Annual Meeting of Stockholders of Ruckus Wireless, Inc. will be held on Wednesday, June 10, 2015 at 1:00 p.m., local time, at our headquarters located at 350 West Java Drive, Sunnyvale, California, 94089 for the following purposes:

1.
To elect two directors nominated by the Board of Directors of Ruckus Wireless, Inc. (the “Board”) to serve until the 2018 Annual Meeting of Stockholders, as described in the accompanying proxy statement.

2.	To approve, on an advisory basis, the compensation of the Ruckus Wireless, Inc. named executive officers as disclosed in this proxy statement.
3.
To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of Ruckus Wireless, Inc. for the year ending December 31, 2015.

4.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice. The record date for the annual meeting is April 13, 2015. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 10, 2015. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including consolidated financial statements, are available to you at: http://www.proxyvote.com.

Please see the map at http://www.ruckuswireless.com/company/directions for directions to our headquarters. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,
/s/ Scott Maples
Scott Maples
Vice President Legal, General Counsel and Corporate Secretary
Sunnyvale, California
April 29, 2015

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

RUCKUS WIRELESS, INC.
350 West Java Drive
Sunnyvale, California 94089

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Ruckus Wireless, Inc. (“Ruckus,” the “Company” or “we”) is soliciting proxies for our 2015 Annual Meeting of Stockholders to be held on Wednesday, June 10, 2015 at 1:00 p.m., local time, at our headquarters located at 350 West Java Drive, Sunnyvale, California 94089.
The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2014 Annual Report, are being distributed and made available on or about April 29, 2015. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 29, 2015 to stockholders who owned our common stock at the close of business on April 13, 2015. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.
The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?
We have sent you these proxy materials because the Board is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 29, 2015 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 11, 2015.
How can I access the proxy materials over the Internet?
You may view and also download our proxy materials, including the 2014 Annual Report on Form 10-K and the Notice on our website at http://www.ruckuswireless.com as well as http://proxyvote.com. Please see the instructions below regarding how to submit your vote.
How do I attend the annual meeting?
The meeting will be held on Wednesday, June 10, 2015 at 1:00 p.m. (local time) at 350 West Java Drive, Sunnyvale, California 94089. Directions to the annual meeting may be found at http://www.ruckuswireless.com/company/directions. Information on how to vote in person at the annual meeting is discussed below. We do not intend to provide any management presentations or corporate updates at the annual meeting.

Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 13, 2015 will be entitled to vote at the annual meeting. On this record date, there were 86,551,101 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 13, 2015 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 13, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:

•	Election of the two directors nominated by the Board to serve as Class III directors until the 2018 Annual Meeting of Stockholders;
•	Advisory approval of the compensation of the Ruckus named executive officers as disclosed in this proxy statement in accordance with SEC rules; and
•	Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as independent registered public accounting firm of Ruckus for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the 2015 annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or select “Abstain” from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, over the Internet, by telephone, or by proxy using a proxy card that you may request or a proxy card that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•
If you received printed proxy materials, you may submit your proxy by simply completing, signing and dating the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To submit your proxy by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 9, 2015 to be counted.

•
To submit your proxy over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 9, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 13, 2015.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 2 without your instructions, but may vote your shares on Proposal 3.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules, and “For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 350 West Java Drive, Sunnyvale, California 94089.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2015 to our Corporate Secretary at 350 West Java Drive, Sunnyvale, California 94089, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that if our 2016 Annual Meeting of Stockholders is held before May 11, 2016 or after July 10, 2016, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2016 Annual Meeting of Stockholders. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, executive compensation, including advisory stockholder votes on executive compensation and on frequency of stockholder votes on executive compensation. Proposals 1 and 2 are “non-routine” matters and Proposal 3 is a “routine” matter.

How many votes are needed to approve each proposal?

•
For the election of directors, the two nominees to serve as Class III directors until the 2018 Annual Meeting of Stockholders receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•
For Proposal No. 2, advisory approval of the compensation of the our named executive officers as disclosed in this proxy statement in accordance with SEC rules, will be considered to be approved if it receives “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on this matter. If you “Abstain” from voting on Proposal No. 2, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
To be approved, Proposal No. 3, ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2015, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on this matter. If you select to “Abstain” from voting on Proposal No. 3, it will have the same effect as an “Against” vote. Broker non-votes will have no effect; however, Proposal No. 3 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 86,551,101 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. There are two directors in the class whose term of office expires in 2015. Each of the nominees listed below is currently a director of Ruckus Wireless, Inc. If elected at the annual meeting, each of these nominees would serve as a Class III director until the 2018 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend the annual meeting. In 2014, Ms. Lo attended the annual meeting.
The two nominees for Class III director are Ms. Selina Y. Lo and Mr. Stewart Grierson, each of whom currently serves as a Class III director whose term expires at the 2015 annual meeting. If re-elected at the 2015 annual meeting, each of these nominees would serve until our 2018 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or, if sooner, until his or her death, resignation or removal. Each nominee has indicated his or her willingness to continue to serve as a director if re-elected. Our management has no reason to believe that any nominee will be unable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of a substitute nominee proposed by management.
Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Proxies cannot be voted for more than two persons. The two nominees nominated by the Board to serve as Class III directors must receive the most “For” votes (among votes properly cast in person or represented by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” or “Withheld” will affect the outcome.
The following table sets forth certain information as of February 15, 2015 with respect to our directors, including the two persons nominated for election by our Board at the 2015 annual meeting.

Name	Age	Director Since
Selina Y. Lo	55	2004
William Kish	43	2004
Gaurav Garg	49	2002
Mohan Gyani	63	2009
Georges Antoun	52	2011
Richard Lynch	66	2012
Stewart Grierson	48	2012
The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director. In addition, following the biographies of the nominees are the biographies of Class I and Class II directors containing information of each director continuing to serve on the Board.
Class III Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2018
Stewart Grierson has served as one of our directors since June 2012. From January 2013 to January 2015, Mr. Grierson served as Chief Financial Officer and Senior Vice President of Operations of Coraid, Inc., a data storage company. From October 2004 to June 2011, Mr. Grierson served as Chief Financial Officer of ArcSight Inc., an enterprise security and software compliance management company, and also served as Vice President of Finance from March 2003 to April 2007 and Secretary from January 2003 to January 2006. From November 1999 to July 2002, Mr. Grierson served in several positions for ONI Systems Corp., a provider of optical communications equipment, including most recently as Vice President and Corporate Controller. From 1992 to 1999, he served in various roles in the audit practice at KPMG LLP. Mr. Grierson holds a BA in economics and a Graduate Diploma in Chartered Accountancy, both from McGill University. Mr. Grierson is also a chartered accountant.
Mr. Grierson was selected to serve on our Board based on his extensive experience with technology and communications companies and his financial and accounting background. Mr. Grierson qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.
Selina Y. Lo has served as our President and Chief Executive Officer since July 2004 and as a member of our Board since May 2004. From 2000 to 2001, Ms. Lo held various positions at Nortel Networks Inc., a telecommunications equipment manufacturing company, including Vice President of Architecture of the Data Networking Unit. From 1996 to 2000, Ms. Lo served as Vice President of Marketing and Product Management at Alteon WebSystems, Inc., an Internet infrastructure company, until Alteon WebSystems was acquired by Nortel Networks Inc. in

2000. From 1993 to 1995, Ms. Lo served as Vice President of Marketing at Centillion Networks Inc., a telecommunications equipment manufacturing company, which was acquired by Bay Networks, Inc., a network hardware company, in 1995. Ms. Lo continued to serve as the Vice President of Product Development for the Centillion Business Unit of Bay Networks until 1996. Ms. Lo holds a BA in Computer Science from the University of California, Berkeley.
Ms. Lo was selected to serve on our Board based on the perspective and experience she brings as our Chief Executive Officer and her extensive experience in the networking industry.
Class II Directors Continuing in Office Until the 2017 Annual Meeting
Georges Antoun has served as one of our directors since December 2011. Mr. Antoun has been Chief Operating Officer of First Solar, Inc., a provider of fully integrated solar solutions, since July 2012. From July 2011 to June 2012, Mr. Antoun was a Venture Partner at Technology Crossover Partners and part of the Infrastructure team. From January 2007 to July 2011, Mr. Antoun was the Head of Product Area IP & Broadband Networks for Telefonaktiebolaget L.M. Ericsson. Before joining Ericsson, from August 2001 to January 2007, Mr. Antoun was Senior Vice President of Worldwide Sales & Operations at Redback Networks, which Ericsson acquired in January 2007. After the acquisition of Redback Networks, Mr. Antoun was promoted to Chief Executive Officer of the Redback entity at Ericsson until 2009. Prior to Redback Networks, from 1996 to 2001, Mr. Antoun worked at Cisco Systems where he served in various roles including Vice President of Worldwide Systems Engineering and Field Marketing, Vice President of Worldwide Optical Operations and Vice President of Carrier Sales. Mr. Anton serves as a member of the board of directors of Violin Memory. Mr. Antoun holds a BS in Engineering from the University of Louisiana at Lafayette, and a Masters in Information Systems Engineering from New York Polytechnic, now NYU Poly.
Mr. Antoun was selected to serve on our Board based on his extensive experience with technology and networking companies, including as an executive and venture capitalist.
Mohan Gyani has served as one of our directors since December 2009 and as lead independent director since July 2012. Since May 2005, Mr. Gyani has served in various roles at Roamware, Inc., a mobile roaming solutions company, most recently as Vice Chairman. From March 2000 to January 2003, Mr. Gyani served as President and Chief Executive Officer of AT&T Wireless Services, Inc., a telecommunications company. From September 1995 to 1999, Mr. Gyani was an Executive Vice President and Chief Financial Officer of AirTouch Communications, Inc., a wireless telephone services provider. Prior to AirTouch Communications, Mr. Gyani spent 15 years with the Pacific Telesis Group, Inc. of Pacific Bell, a telecommunications company. Mr. Gyani holds a BA in business administration and an MBA from San Francisco State University. From June 2007 to June 2010, Mr. Gyani served on the board of directors of Mobile Telesystems, Inc. Mr. Gyani also previously served on the board of directors of Keynote Systems, Inc. and Safeway, Inc. Currently, Mr. Gyani serves on the boards of directors of Audience, Inc., Blackhawk Network Holdings, Inc. and Union Bank, N.A., as well as on the boards of directors of certain private companies.
Mr. Gyani was selected to serve on our Board based on his extensive experience with technology and networking companies and broad experience in the telecommunications industry.
Richard Lynch has served as one of our directors since March 2012. Mr. Lynch has been president of FB Associates, LLC, an advisory and consulting services company, since September 2011. From October 2010 to August 2011, Mr. Lynch served as Executive Vice President of Enterprise-wide Strategic Technology Initiatives at Verizon Communications Inc., and from July 2007 to October 2010, as Executive Vice President and Chief Technology Officer. From 2000 to 2007, Mr. Lynch served as Chief Technology Officer at Verizon Wireless. He is a Fellow of The Institute of Electrical and Electronic Engineers and has been awarded patents in the field of wireless communications. Mr. Lynch is a graduate of Lowell Technological Institute, now University of Massachusetts, where he received BS and MS degrees in Electrical Engineering. He has also completed post graduate work at The Wharton School at the University of Pennsylvania and the Johnson School of Management at Cornell University. Mr. Lynch serves as a member of the board of directors of Blackberry (formerly known as Research In Motion Limited), Sonus Networks, Inc. and Telecordia dba iconectiv and syncreon, and was previously a member of the board of directors of TranSwitch Corporation.
Mr. Lynch was selected to serve on our Board based on his extensive experience with technology and networking companies.

Class I Directors Continuing in Office Until the 2016 Annual Meeting
Gaurav Garg has served as one of our directors since August 2002. Mr. Garg is currently an active investor in enterprise and mobile focused technology companies and serves on the board of directors of MobileIron, Inc. and a number of privately held companies. He served on the board of directors of FireEye, Inc. until 2014. From 2001 to 2010, Mr. Garg was a non-managing member at Sequoia Capital. Prior to joining Sequoia Capital, Mr. Garg was a founder, board member and Senior Vice President of Product Management at Redback Networks, which was acquired by Telefonaktiebolaget L.M. Ericsson in January 2007. Prior to Redback Networks, Mr. Garg held various engineering positions at SynOptics and Bay Networks. Mr. Garg holds a BS and MS in Electrical Engineering and a BS in Computer Science, all from Washington University in St. Louis.
Mr. Garg was selected to serve on our Board based on his extensive experience with technology and networking companies, including as a founder, executive and venture capitalist.
William Kish, one of our co-founders, has served as our Chief Technology Officer since 2002 and as a member of our Board since May 2004. From 1998 to 2000, Mr. Kish served as a member of the technical staff at Lightera Networks, Inc., a telecommunications equipment company. From 1997 to 1998, Mr. Kish served as Principal Engineer at Berkeley Networks, Inc., a computer equipment company. From 1993 to 1997, Mr. Kish served as a Software Engineer and later as a Principal Engineer at FORE Systems, Inc., a computer networking company. Mr. Kish holds a BS in Computer Engineering from Carnegie Mellon University.
Mr. Kish was selected to serve on our Board based on the perspective and experience he brings as our Chief Technology Officer and his extensive experience in the networking industry.
There are no family relationships among any of our executive officers, directors or persons nominated to become one of our directors.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF THE DIRECTORS
COVERED BY PROPOSAL NO. 1.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence
Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our Board as a listed company. The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that Messrs. Antoun, Garg, Grierson, Gyani and Lynch do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Mr. Gyani serves as our Board’s lead independent director. Currently, meetings of the Board are generally chaired by the lead independent director or, at his request, Ms. Lo, our President and Chief Executive and also a member of the Board. The Board currently has no member serving in the position of chairperson of the Board.
The Board appointed Mr. Gyani as the lead independent director to reinforce the independence of the Board as a whole for purposes of calling and conducting meetings of the Board. We believe that the lead independent director helps ensure the effective independent functioning of the Board in its oversight responsibilities. The lead independent director is empowered to, among other things, preside over Board meetings, including, if applicable, executive sessions of the independent directors, approve information to be sent to the Board if requested to do so by the Board, approve proposed meeting agendas and schedules and call meetings of the Board and/or independent directors.
The Board does not currently have a chairperson and we have not adopted any policy regarding a chairperson’s independence. The Board would however consider appointing either an independent or non-independent director as chairperson, depending on what the Board determined to be in the best interests of the Company and its stockholders when selecting a chairperson. We believe that having the President and Chief Executive Officer serve also as a director helps to ensure that the Board and management act with a common purpose, and that Ms. Lo helps to act as a bridge between management and the Board, facilitating the regular flow of information and providing the Board with valuable insight into the day-to-day operations of the Company. For similar reasons, we do not preclude that the President and Chief Executive could additionally serve as chairperson of the Board.
Role of the Board in Risk Oversight
Risk is inherent with every business. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of The Board of Directors
The Board met five times during 2014. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.
The independent directors meet in executive session without management directors, non-independent directors or management present. These sessions take place prior to or following regularly scheduled Board meetings.

Information Regarding Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
Each of these three standing committees has a written charter approved by our Board that reflects the applicable standards and requirements adopted by the SEC and NYSE. A copy of each charter can be found on our website, http://www.ruckuswireless.com, under the section titled “Investors Relations” and under the subsection “Corporate Governance.” Information contained in, or accessible through, our website is not a part of this proxy statement. The following table provides membership and meeting information for 2014 for each of the committees of the Board

Name	Audit	Compensation	Nominating and Corporate Governance
Selina Y. Lo
William Kish
Georges Antoun	X	X
Gaurav Garg	X	X*
James Goetz(1)			X
Stewart Grierson	X*+
Mohan Gyani^			X
Richard Lynch		X	X*
Total meetings in 2014	8	10	2

*	denotes committee chairperson
+	denotes financial expert
^	denotes lead independent director
(1)	Mr. Goetz resigned from the Board effective on February 5, 2015.

Below is a description of each standing committee of the Board. The Board has determined that each committee member meets the applicable NYSE rules and regulations regarding “independence” and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company. The standing committees regularly report to the Board on their actions and recommendations. The committees periodically review their charters and assess their own performance. In addition, the Board, through the Nominating and Corporate Governance Committee, conducts an annual review of the role, function, roster and operation of each of the Board’s standing committees.
Audit Committee
The Audit Committee was established to oversee our corporate accounting and financial reporting processes and audits of its financial statements.
Our Audit Committee currently consists of Messrs. Antoun, Garg and Grierson, each of whom, the Board has determined, satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the Audit Committee is Mr. Grierson, whom the Board has determined is an “audit committee financial expert” within the meaning of the SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee met eight times during 2014.

The functions of this committee include:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain its services;
•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;
•
reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	considering and approving or disapproving of all related party transactions;
•
reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	establishing procedures for the receipt, retention and treatment of any complaints received by us regarding financial controls, accounting or auditing matters; and
•	conducting an annual assessment of the performance of the Audit Committee and its members and the adequacy of its charter.
Compensation Committee
Our Compensation Committee consists of Messrs. Antoun, Garg and Lynch. The Board has determined that each of Messrs. Antoun, Garg and Lynch is independent under the NYSE listing standards, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The chair of our Compensation Committee is Mr. Garg. The Compensation Committee met ten times during 2014.
The functions of this committee include:

•	reviewing and recommending to the full board of directors the compensation and other terms of employment of our chief executive officer;
•	reviewing and approving the compensation and other terms of employment of our executive officers other than the chief executive officer;
•	reviewing and approving corporate performance goals and objectives relevant to such compensation;
•	reviewing and recommending to the full board of directors the compensation of our directors;
•	evaluating, adopting and administering equity incentive plans, compensation plans and similar programs, as well as modification or termination of plans and programs;
•	establishing policies with respect to equity compensation arrangements;
•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC; and

•	reviewing and assessing, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The Compensation Committee meets in executive session as needed and, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee or the Board regarding her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In 2014, after taking into consideration the six factors prescribed by the SEC and NYSE described above, at the direction of the Compensation Committee, we engaged Radford, an Aon Hewitt Consulting Company (“Radford”), to support management and the Compensation Committee in reviewing and making decisions regarding the compensation of our directors and executive officers. Radford is a well-known and respected management consulting firm that provides compensation advisory services to compensation committees and management.
The Compensation Committee relied on data and advice from Radford in reviewing and determining the following decisions with respect to our executive compensation policies and practices:

•	peer company groups composed of public and private companies with comparable revenues, taking into consideration market capitalization, industry segment, total employees, and geographic location;
•	cash and equity compensation data for the peer groups;
•	best practices in our market for executive compensation policies and practices, including base salaries, short term cash incentives, long-term equity compensation and severance program design;
•	our director compensation program; and
•	equity grant guidelines for our executive officers and our broad-based employee population.
     We pay for the costs of Radford’s work, and management has the ability to direct their work under the supervision of the Compensation Committee. In 2014, Radford was not present at any deliberations of our Board, however they did participate in Compensation Committee meetings when necessary. In 2014, the total cost of the services provided by Radford did not exceed 1% of Radford’s revenue. The Board and the Compensation Committee were aware that Radford was retained and instructed by management, and did not believe that this created an impermissible conflict of interest or impaired their ability to provide thoughtful guidance and appropriate company peer data. The Compensation Committee may retain its own independent compensation consultant in the future.

In 2012, the Compensation Committee formed an Equity Subcommittee, currently composed of the Company’s Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock units (“RSUs”) to employees who are not officers of the Company within certain pre-approved guidelines. The purpose of this delegation of authority was to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity to non-officer employees within specified limits approved by the Compensation Committee based on the employee’s geographic location, level and job function. During 2014, the subcommittee exercised its authority to grant RSUs and options to purchase stock for an aggregate of 2,628,550 shares to non-officer employees.
The Compensation Committee determines most of the significant adjustments to annual compensation programs, recommends to the Board bonus and equity awards for our chief executive officer, determines bonus and equity awards for executive officers other than our chief executive officer, and recommends to the Board new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the chief executive officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the chief executive officer. In the case of the chief executive officer, the evaluation of her performance is conducted by the Compensation Committee, which recommends to the Board for its adoption any adjustments to her compensation as well as awards to be granted to her. For all its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
As noted above, the Compensation Committee consists of Messrs. Antoun, Garg and Lynch. None of the members of the Compensation Committee has at any time been an officer or employee of Ruckus Wireless, Inc. No member of the Board or of the Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Gyani and Lynch. Mr. Goetz was a member of the Nominating and Corporate Governance Committee until his resignation effective February 5, 2015. The Board has determined that Messrs. Gyani and Lynch are independent under the NYSE listing standards. The chair of our Nominating and Corporate Governance Committee is Mr. Lynch. The Nominating and Corporate Governance Committee meet three times during 2014.
The functions of this committee include:

•	reviewing periodically and evaluating performance of the Board and its applicable committees, and recommending to the Board and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on the Board;
•	reviewing and recommending to the Board the terms of, and any amendments to, our corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest professional and personal ethics and values, consistent with our Code of Business Conduct. Candidates should have broad experience and demonstrated excellence in their fields. They should possess relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing stockholder value. They should have sufficient time to devote to our affairs and to carry out their duties. They should have the ability to exercise sound business judgment and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should be in writing and delivered to the Nominating and Corporate Governance Committee at the following address: 350 West Java Drive, Sunnyvale, California 94089. Submissions must include the full name, age and address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock, including the class and number of shares of each class of capital stock owned and date(s) the shares were acquired. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Following verification of the stockholder status of persons proposing candidates, the Nominating and Corporate Governance Committee aggregates the recommendations and considers them at a regularly scheduled meeting prior to the issuance of the proxy statement for our next Annual Meeting of Stockholders. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at the Annual Meeting of Stockholders must be in writing and received by us no later than 120 calendar days in advance of the first anniversary date of mailing of the Company’s proxy statement released to stockholders in connection with the previous year’s Annual Meeting of Stockholders, including any proposals to be included in that year’s proxy materials. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Stockholder Communications with the Board of Directors
Our stockholders and other interested parties may communicate with the Board by writing to our Corporate Secretary at Ruckus Wireless, Inc., 350 West Java Road, Sunnyvale, California 94089. Our Corporate Secretary will review these communications and will determine whether they should be presented to our Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. All communications directed to the Audit Committee in accordance with our Whistleblower Policy that relate to questionable accounting or auditing matters involving Ruckus Wireless, Inc. will be promptly and directly forwarded to the chairman of the Audit Committee.
Code of Business Conduct
We have adopted the Ruckus Wireless, Inc. Code of Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct is available on our website at http://investors.ruckuswireless.com. If we make any substantive amendments to the Code of Business Conduct or grant any waiver from a provision of the Code of Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
In July 2012, the Board documented, and in July 2013 revised, the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board and Nominating and Corporate Governance Committee will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://investors.ruckuswireless.com. Information contained in, or accessible through, our website is not a part of this proxy statement.

PROPOSAL NO. 2
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions promote a long-term connection between pay and performance. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled advisory vote on compensation will be at the 2016 Annual Meeting of Shareholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL NO. 2

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since December 2010. Representatives of Deloitte & Touche LLP are expected to be present at the 2015 annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will therefore have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and 2013, by Deloitte & Touche LLP, our principal accountant.

	Fiscal Year Ended
	2014	2013
Audit Fees(1)	$1,262,120	$1,233,555
Audit-related Fees(2)	5,505	10,234
Tax Fees	—	—
All Other Fees	19,400	23,765
Total Fees	$1,287,025	$1,267,554

(1)	Audit fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements.
(2)	Audit-related fees consist of fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements.

All fees described above were pre-approved by the Board or Audit Committee. In connection with the audit of the 2014 financial statements, we entered into an engagement agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL NO. 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
Stewart Grierson, Chairman
Georges Antoun
Gaurav Garg

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 15, 2015, for:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after February 15, 2015 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Ruckus Wireless, Inc., 350 West Java Drive, Sunnyvale, California 94089. The table lists applicable percentage ownership based on 85,261,083 shares of common stock outstanding as of February 15, 2015.

	Beneficial Ownership(1)
Name of Beneficial Owner Named Executive Officers and Directors:	Common Stock(1)	Percentage of Class
Selina Y. Lo(2)	7,659,706	8.3%
Seamus Hennessy(3)	875,949	*
Daniel Rabinovitsj(4)	250,000	*
Scott Maples(5)	249,346	*
William Kish(6)	629,940	*
Gaurav Garg(7)	670,029	*
Mohan Gyani(8)	341,875	*
Georges Antoun(8)	183,148	*
Richard Lynch(8)	162,286	*
Stewart Grierson(8)	153,346	*
Directors and officers as a group (total of 12 persons)(9)	11,321,439	12.3%
Greater than 5% Stockholders:
Entities affiliated with Waddell & Reed Investment	7,477,700	8.8%
Management Company(10)
The Vanguard Group(11)	4,530,173	5.3%
BlackRock, Inc.(12)	4,713,380	5.5%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.
(1)
This table is based on information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC.

(2)
Consists of: (a) 2,532,960 shares of common stock held by The Selina Y. Lo Trust U/T/D 7/22/97; (b) stock options exercisable for 4,384,279 shares of common stock within 60 days after February 15, 2015; (c) 293,097 shares of common stock held by The Lo 1999 Family Trust for the benefit of certain family members of Ms. Lo; (d) 16,099 shares of common stock held by The 2004 Irrevocable Trust for the benefit of a certain family member of Ms. Lo; (e) 11,100 shares of common stock held by The 2003 Irrevocable Trust for the benefit of a certain family member of Ms. Lo; (f) 253,871 shares of common stock held by Selina Y. Lo Family Trust Dated December 4, 2012; (g) 2,647 shares of common stock held by Moonlight, LLC; and (h) 165,653 restricted stock awards for which Ms. Lo has voting power subject to certain restrictions, including vesting. Ms. Lo is a Trustee of The Selina Y. Lo Trust U/T/D 7/22/97, The Lo 1999 Family Trust, The 2004 Irrevocable Trust and The 2003 Irrevocable Trust. Ms. Lo is the Grantor of the Selina Y. Lo Family Trust Dated December 4, 2012. Ms. Lo is the managing member of Moonlight, LLC.

(3)
Consists of: (a) 4,352 shares of common stock; (b) 831,597 shares of common stock issuable pursuant to stock options exercisable within 60 days after February 15, 2015; and (c) 40,000 restricted stock awards for which Mr. Hennessy has voting power subject to certain restrictions, including vesting.

(4)	Consists of 250,000 restricted stock awards for which Mr. Rabinovitsj has voting power subject to certain restrictions, including vesting.
(5)
Consists of: (a) 5,471 shares of common stock: (b) 224,375 shares of common stock issuable pursuant to stock options exercisable within 60 days after February 15, 2015; and (c) 19,500 restricted stock awards for which Mr. Maples has voting power subject to certain restrictions, including vesting.

(6)
Consists of: (a) 494,739 shares of common stock; (b) stock options exercisable for 119,451 shares of common stock within 60 days after February 15, 2015; and (c) 15,750 restricted stock awards for which Mr. Kish has voting power subject to certain restrictions, including vesting.

(7)	Consists of 524,404 shares of common stock and 145,625 shares of common stock issuable pursuant to stock options exercisable within 60 days after February 15, 2015.
(8)	Represents shares of common stock issuable pursuant to stock options exercisable within 60 days after February 15, 2015.
(9)
In addition to the individuals listed above, includes (a) 6,095 shares of common stock held by the executive officers; (b) stock options exercisable for 114,406 shares of common stock within 60 days after February 15, 2015 held by the executive officers; and (c) 25,313 restricted stock awards for which certain executive officers have voting power subject to certain restrictions, including vesting.

(10)
Consists of (a) 3,405,200 shares of common stock held by Waddell & Reed Investment Management Company and (b) 4,072,500 shares of common stock held by Ivy Investment Management Company. Ivy Investment Management Company is an investment advisory subsidiary of Waddell & Reed Financial, Inc. and Waddell & Reed Investment Management Company is an investment advisory subsidiary of Waddell & Reed, Inc. Waddell & Reed, Inc. is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. The address for each of these entities is 875 S. Grant St Suite 750, San Mateo, California 94402.

(11)
The Vanguard Group, Inc., or Vanguard, an investment advisor, has sole voting power over 72,572 shares of common stock, sole dispositive power over 4,457,601 shares of common stock, and shared dispositive power over 72,572 shares of common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 72,572 shares of common stock and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,000 shares of common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(12)
BlackRock, Inc., or Blackrock, holds sole voting power over 4,579,109 shares of common stock and sole dispositive power over 4,713,380 shares of common stock in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. The address for Blackrock is 40 East 52nd Street, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICERS

Executive Officers and Key Employees

The following table sets forth certain information with respect to our executive officers as of February 15, 2015. Biographical information with regard to Ms. Lo and Mr. Kish is presented under “Proposal No. 1: Election of Nominees to the Board of Directors” in this proxy statement.

Name	Age	Position
Selina Y. Lo	55	President, Chief Executive Officer and Director
Daniel Rabinovitsj	50	Chief Operating Officer
William Kish	43	Chief Technology Officer and Director
Seamus Hennessy	40	Chief Financial Officer
Barton Burstein	62	Senior Vice President of Field Operations and Business Development
Scott Maples	51	Vice President Legal, General Counsel and Corporate Secretary

Executive Officers
Seamus Hennessy has served as our Chief Financial Officer since May 2009. From October 2007 to April 2009, Mr. Hennessy served as Chief Financial Officer at Aerohive Networks, Inc., a cloud networking company. From July 2006 to September 2007, Mr. Hennessy served as Chief Financial Officer at Bubble Motion, Inc., a social network messaging company. From January 2006 to December 2006, Mr. Hennessy was a consultant to a number of venture backed startup companies. From January 2000 to November 2005, Mr. Hennessy held various positions, including Vice President of Finance, at NetScaler, Inc., an application networking company that was acquired by Citrix Systems, Inc. in 2005. Mr. Hennessy holds a Bachelor of Business Studies from the University of Limerick, Ireland.
Daniel Rabinovitsj has served as our Chief Operating Officer since September 2014. Mr. Rabinovitsj was previously at Qualcomm Atheros, Inc., a subsidiary of Qualcomm Incorporated, where he served as Senior Vice President of Networking from May 2011 to September 2014. Prior to Qualcomm, Mr. Rabinovitsj was a Vice President and General Manager of Networking at Atheros Communications, Inc. from May 2010 until November 2010, and Senior Vice President and General Manager of Networking at Atheros from November 2010 until Atheros was acquired by Qualcomm in May 2011. Prior to Atheros, from March 2007 until April 2010, Mr. Rabinovitsj served as a Senior Vice President and General Manager with ST-Ericsson (a joint venture of STMicroelectronics and Ericsson, and formerly NXP Semiconductors and ST-NXP), a provider of wireless platforms and semiconductors. Prior to joining ST-Ericsson, from December 1998 until March 2007, Mr. Rabinovitsj served as Director of Marketing and then as Vice President and General Manager at Silicon Laboratories, a developer and provider of mixed-signal semiconductors. Mr. Rabinovitsj has also held various marketing positions at Advanced Micro Devices, Inc. in the wired and wireless communications market. Mr. Rabinovitsj holds a Masters degree in Asian Studies and a BA in Philosophy, both from the University of Texas at Austin.
Barton Burstein has served as our Senior Vice President of Field Operations and Business Development since 2011 and has been working with the Company since 2004 in a variety of roles, including General Manager of Operations and Vice President of Product Management. From 2003 to 2004, Mr. Burstein was an Entrepreneur in Residence at Sutter Hill Ventures. From 2000 to 2002, Mr. Burstein served as Vice President of Business Development in Nortel Networks Inc.’s Intelligent Internet Business Unit. From 1997 to 2000, Mr. Burstein served as Vice President of Business Development at Alteon WebSystems, Inc., until Alteon WebSystems was acquired by Nortel Networks Inc. in 2000. Prior to Alteon WebSystems, Mr. Burstein held various senior management positions with UB Networks, MasPar Computer Corporation and Evans & Sutherland Computer Corporation. Mr. Burstein holds a BA from Antioch College, a Masters in Computer Science from the University of Michigan, and an Executive MBA Accreditation from The Wharton School at the University of Pennsylvania. Mr. Burstein serves on the board of directors of Tail-f Systems AB, a private network software company, and has served on the advisory board of numerous private companies, including Core Mobility, Inc., a mobile phone application company, and Bridgewater System, Inc. (acquired by Amdocs Limited), a network management software provider.
Scott Maples has served as our Vice President Legal, General Counsel since March 2012 and our Corporate Secretary since July 2012. From March 1999 to February 2012, Mr. Maples served in various roles at Microsoft Corporation, most recently as Associate General Counsel. Prior to Microsoft, Mr. Maples was the Vice President, Business and Legal Affairs, at Virgin Interactive Entertainment, Inc., and served as an associate with the law firm of Stradling, Yocca, Carlson and Rauth. Prior to earning his law degree, Mr. Maples served for five years as a member of the Technical Staff of Hughes Aircraft Company. Mr. Maples holds a BA in Computer Science from the University of California, Santa Barbara and a JD from Boalt Hall School of Law at the University of California, Berkeley. Mr. Maples serves on the board of directors of the Law Foundation of Silicon Valley.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This compensation discussion and analysis reviews and discusses our 2014 compensation programs and policies for the following individuals:

•	Selina Y. Lo, President and Chief Executive Officer;
•	Seamus Hennessy, Chief Financial Officer;
•	Daniel Rabinovitsj, Chief Operating Officer;
•	Scott Maples, Vice President Legal and General Counsel; and
•	William Kish, Co-Founder and Chief Technology Officer.

We refer to these individuals as our “named executive officers” or “NEOs.” This Compensation Discussion and Analysis should be read in connection with the compensation tables and related disclosure set forth below.

General Overview and Objectives of our Executive Compensation Programs
The market for wireless products is highly competitive. We believe that the success of our company, like many technology companies, depends a great deal on our ability to attract and retain talented employees who have the skills and experience to help us manage and expand our business. As such, the principal objectives of our executive compensation programs are to attract and retain talented executives whose skills and experience enable them to contribute to the long-term success of the Company, to provide a compensation program that fairly compensates executives and that aligns executives’ long-term interests with those of our stockholders.
Historically, as a privately-held technology company, our executive compensation program consisted primarily of modest base salaries and stock option grants, relying heavily on the stock options grants to provide incentives to attract and retain employees. In 2014 we continued a policy established in 2013 of shifting the mix of compensation elements over a multi-year period in order to offer more cash compensation to our named executive officers to more closely align our compensation program with our public peer companies. As a result, most of our named executive officers received increases in their base salaries and target bonus percentages. In September and October 2014, we granted equity awards to certain of our named executive officers in order to continue the policy of having multi-year retention incentives in place for the officers. We expect to continue to evaluate the appropriate mix of compensation elements to provide an overall executive compensation program that achieves the objectives described above.
Role of Board of Directors, Compensation Committee, Management and Compensation Consultant

Role of Board of Directors and Compensation Committee. Since our initial public offering, the Compensation Committee has been responsible for administering and overseeing our compensation policies, plans and programs. The Compensation Committee makes recommendations to our Board regarding the compensation of our Chief Executive Officer and is responsible for determining the compensation of our other executive officers. During their deliberations and in making compensation decisions, our Board and Compensation Committee consider such matters as they deem appropriate, including our financial and operating performance, the performance of our common stock, factors specific to individual officers, such as their individual achievements and retention concerns, and the comparative compensation data described below.
Role of Management. Members of management, in particular our Chief Executive Officer and Vice President of Human Resources, work with the Compensation Committee. Our Chief Executive Officer, as the manager of our executive team, often attends Compensation Committee meetings and makes recommendations to the Compensation Committee regarding compensation of our named executive officers other than herself. Other officers attend Compensation Committee meetings to provide information, to answer questions and to provide management’s perspective on our compensation programs. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of Compensation Consultant. As described in greater detail in “Compensation Committee Processes and Procedures,” we have engaged Radford to support management and the Compensation Committee in making decisions regarding the compensation of our executive officers and non-employee directors. Radford provides us with market compensation data and analysis, which the Board and Compensation Committee use as a reference when making executive compensation decisions. In 2014, Radford reviewed the compensation of our named executive officers and other key employees relative to the peer companies described below. Radford’s analysis demonstrated that the cash compensation (salary and target bonus) of our named executive officers was generally around the 25th percentile of the peer companies, offset by larger equity awards.

Peer Group and Competitive Data
In making 2014 compensation decisions, our Board of Directors and Compensation Committee considered data supplied by Radford on the compensation of executives at a group of peer companies set forth. The primary factor used to select the peer group was identifying the companies with whom we compete for talent, although considerations such as industry sector, revenue, market capitalization and workforce size were also considered. As a result, the peer group below consists primarily of other network software and communications equipment companies located in California.
The Compensation Committee believes it is useful to review comparative data as a reference point when making compensation decisions for our executive officers. As the Compensation Committee reviews the balance of cash and equity compensation over the next two to three years, it intends to review the peer data at the 25th, 50th, 65th and 75th percentiles as a reference in determining the compensation necessary to attract, retain and motivate our executive officers, but has not set a specific benchmark of any particular percentile of cash or equity compensation relative to these peers.
2014 Peer Group:

Aruba Networks	Extreme Networks	Meru Networks	ShoreTel
Aviat Networks	Fortinet	Palo Alto Networks(1)	Sonus Networks
BroadSoft	Infoblox	Radisys	Ubiquiti Networks(2)
Calix(1)	Ixia	Riverbed Technology

(1)	Not used when evaluating Ruckus’ chief executive officer’s compensation as the chief executive officer of the noted peer company had substantial equity holdings and received no annual equity grant.

(2)
Not used when evaluating Ruckus’ chief executive officer compensation as the chief executive officer of the noted peer company had substantial equity holdings and received no or almost no additional base salary or annual equity grant.

Principal Elements of Compensation
The 2014 compensation of our named executive officers consisted of the following elements, each of which was designed to fulfill one or more of the principles and objectives described above:

•	Base salary;

•	Annual cash bonus opportunity;

•	Equity incentives (in the form of stock options and restricted stock units); and

•	Severance benefits.
Each of these elements is described in greater detail below. The appropriate use and level of these elements has not to date been dictated by any particular formula. The specific mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Board and Compensation Committee. However, as described above, we expect to increase the proportion of cash compensation relative to equity compensation offered to our named executive officers over a multi-year period in order to bring our compensation program more in line with that of our peer companies.

Base Salary. We provide base salaries to our named executive officers to compensate them for services rendered on a day to day basis and to provide sufficient fixed cash compensation to allow the officers to focus on their responsibilities to the company. Base salaries are generally reviewed annually and may be reviewed more frequently, for example in connection with a promotion. Consistent with the policy described above of increasing the cash compensation of our named executive officers to more closely align with our peer companies, our Board and Compensation Committee approved the base salary increases set forth below, effective May 1, 2014. The primary goal of these base salary increases was to shift the officers’ cash compensation towards a higher percentile of the peer company data, and the resulting base salaries are generally between the 25-50th percentile of these peer companies. Ms. Lo did not receive an increase in base salary in light of her substantial equity holdings, including the equity awards granted to her in 2014

Officer	2013 Base Salary	2014 Base Salary Effective May 1, 2014
Selina Y. Lo	$375,000	$375,000
Seamus Hennessy	$275,000	$290,000
Scott Maples	$260,000	$272,000
William Kish	$190,000	$210,500
Mr. Rabinovitsj’s initial base salary was negotiated in connection with the commencement of his employment, and was set at $450,000 per year in response to a competing offer.
Annual Cash Incentive Bonuses. Our annual cash bonus opportunities are designed to reward and incentivize management to achieve company goals that we believe will in turn further our long-term business objectives. Our 2014 bonus program provided our named executive officers and other eligible employees with the opportunity to earn cash bonuses based on the achievement of our corporate gross revenue objectives and our corporate operating margin objectives, with a weighting assigned to each objective. The Compensation Committee believes that these two corporate objectives, measuring revenue growth and operating expense management, are most aligned with stockholder value.
Each officer has a target bonus expressed as a percentage of base salary. For 2014, our named executive officers’ target bonus opportunities as a percentage of base salary were 75% in the case of Ms. Lo, 45% in the case of Mr. Hennessy, 60% in the case of Mr. Rabinovitsj, 40% in the case of Mr. Maples, and 30% in the case of Mr. Kish. In the case of our named executive officers other than Mr. Rabinovitsj, the 2014 target bonus percentages represent an increase from 2013 in order to bring the officers’ cash compensation closer to, although still below, the 50th percentile of the peer companies. Mr. Rabinovitsj’s target bonus was negotiated at the time of his hire.
Our 2014 bonus program provided for semi-annual payments, which we believe reflects market practice among our peer companies. Each officer’s target bonus percentage was applied to the officer’s annualized base salary for the two six-month bonus periods, using the rate in effect on January 1st for the first half of the year and the rate in effect on July 1st for the second half of the year, to determine the officer’s target bonus for the applicable period. We refer to the officers’ target bonus amounts for the first half of the year as their “H1 target bonuses” and the officers’ target bonus amounts for the second half of the year as their “H2 target bonuses.” For example, Mr. Hennessy’s H1 target bonus was $61,875 (45% x $275,000/2) and his H2 target bonus was $65,250 (45% x $290,000/2).
Pursuant to the 2014 program for the first half of the year, up to 75% of the officers’ H1 target bonus (“H1 revenue target bonus”) could be earned based on the Company’s gross revenues and up to 25% of the officers’ H1 target bonus (“H1 operating margin target bonus”) could be earned based on the Company’s operating margin. Under the revenue portion of the H1 bonus program, no bonus was earned unless the Company’s gross revenues for the six-month period ending June 30, 2014 were at least 95% of the gross revenue objective for the period (the “H1 revenue objective”). In between 95-100% achievement of the H1 revenue objective, each officer would earn a bonus equal to 50-100% of the officer’s H1 revenue target bonus, calculated on a linear basis. Under the operating margin portion of the HI bonus program, no bonus was earned unless the Company’s operating margin performance for the six-month period ending June 30, 2014 was at least 80% of the operating margin objective for the period (the “H1 operating margin objective”). In between 80-100% achievement of the H1 operating margin objective, each officer would earn a bonus equal to 50-100% of the officer’s H1 operating margin target bonus, calculated on a linear basis. Each officer’s bonus for the first half of the year was equal to the sum of the bonuses earned based on the Company’s revenue and operating margin performance.
The bonus program for the second half of the year functioned in the same manner, with bonuses determined based on the officers’ H2 target bonuses and achievement of the Company’s gross revenue objective for the six-month period ending December 31, 2014 (the “H2 revenue objective”) and the Company’s operating margin objective for the same period (the “H2 operating margin objective”). In the second half of the year, each officer had the opportunity to earn additional bonuses if the Company’s gross revenues for the year exceeded the sum of H1 and H2 revenue objectives and/or if the Company’s operating margin performance for the year was above the sum of the H1 and H2 operating margin objectives. For each 1% of annual revenues above the sum of the H1 and H2 revenue objectives, each officer would earn an additional 2% (up to a maximum of 50%) of their target annual bonus allocated to revenue (2% x 75% x annual target bonus). For each 1% of annual operating margin performance above the sum of the H1 and H2 operating margin objectives, each officer would earn an additional 1% (up to a maximum of 25%) of their target annual bonus allocated to operating margin (1% x 25% x annual target bonus).
We believe the revenue and gross margin objectives were not certain but were attainable based on the Company’s projections provided the Company executed well in accordance with the operating plan approved by the Board at the beginning of the year. For the first half of the year, we exceeded the H1 revenue objective of $153 million and the H1 operating margin objective of $12.5 million. As a result, each of our named executive officers earned an amount equal to his or her H1 target bonus. For the second half of the year, we achieved 96.55% of the Company’s H2 revenue objective of $177 million, 129.83% of the Company’s H2 operating margin objective of $18.5 million and 136.78% of the combined H1 and H2 operating margin objectives. Accordingly, each named executive officer earned an amount equal to 73.75% of his or her H2 target bonus, as well as an additional

6.25% of the officer’s annual target bonus based on overachievement of the operating margin objectives. Each officer’s actual 2014 bonus is set forth in the table below and in the Bonus column of the 2014 Summary Compensation Table.

Name	H1 Bonus	H2 Bonus
Selina Y. Lo	$140,625	$121,289
Seamus Hennessy	$61,875	$56,278
Daniel Rabinovitsj	n/a	$58,200	*
Scott Maples	$52,000	$46,920
William Kish	$28,575	$16,340
*Bonus amount was pro-rated based on the officer’s start date.
Equity Incentives. Historically, as a privately-held company, stock options were the primary component of our executive compensation program. We believe that stock options align the interests of our officers with those of stockholders by allowing our officers to participate in future appreciation of our stock while remaining accountable for business setbacks, as an option only has value if our stock price increases above the price on the date the option is granted. In addition, we believe options provide a valuable retention tool due to vesting requirements that generally require several years of service.
Beginning in 2013 we introduced RSUs to our executive compensation program as do many of our peer group companies at this stage of growth. Each RSU represents the right to receive one share of our stock at no cost to the recipient if vesting and other requirements are satisfied. As a result, RSUs retain some value even if our stock price declines or does not appreciate significantly while still maintaining alignment with the interests of stockholders and providing a valuable retention tool due to vesting requirements that generally require several years of service. RSUs also help reduce dilution as the number of RSUs granted is typically smaller than the number of shares subject to an option.
Typically, each named executive officer receives a significant stock option and/or RSU grant upon joining the Company. Thereafter, equity awards are typically considered annually, as we believe is common practice among our peer companies, and in connection with a promotion or to address retention concerns. In determining the size of the initial and annual equity awards granted to our named executive officers, our Board and Compensation Committee consider such factors as they consider appropriate, including the officer’s cash compensation and performance, the amount of unvested equity held by the officer, internal equity and the compensation data provided by Radford.
Consistent with this approach, in September 2014 our Board granted options and RSUs to Ms. Lo and in October 2014 our Compensation Committee granted options and RSUs to our named executive officers other than Ms. Lo. In connection with these awards, our Board and Compensation Committee reviewed equity compensation data provided by Radford which showed the 25th, 50th, 65th and 75th percentile awards for similar executives at our peer companies. In the case of our founder Ms. Lo, who holds significant vested equity and whose cash compensation is considerably below that of other CEOs in our peer group, the Board set her equity award at around the 75th percentile, with a 50/50 mix in value between options and RSUs, in order to provide additional incentives. The size of the equity awards granted to our other named executive officers ranged from the 50th-75th percentile of the Radford data and was determined based on recommendations from Ms. Lo, which reflect a subjective assessment of the officer’s responsibilities as well as the amount and vesting length of unvested equity held by each officer. These awards are set forth in the table below and vest over four years of service. In the case of Ms. Lo, her option will not begin vesting until January 1, 2016, at which point the option will vest in equal monthly increments over an additional three years of service. This was due to the fact that our Board and Compensation Committee believed she had sufficient unvested equity vesting during 2015.

Name	Stock Options	RSUs
Selina Y. Lo	200,000	125,000
Seamus Hennessy	100,000	25,000
Scott Maples	25,000	12,000
William Kish	22,000	12,000
In connection with Mr. Rabinovitsj’s commencement of employment with us, he received 325,000 stock options and 250,000 RSUs. The size of these awards was the product of negotiations at the time of his hire and reflects the fact that he left a significant position to join us and had other offers of employment with which we were competing. As is typical for our new hire equity awards, these awards vest over a four year period.
The equity awards granted to our named executive officers are set forth in the 2014 Grants of Plan-Based Awards Table below.

Severance Benefits. In March 2013 our Board adopted a severance plan, pursuant to which selected current and future employees, including our named executive officers, are eligible for severance benefits under certain circumstances. The severance plan replaced various individually negotiated arrangements with several of our named executive officers and provides a uniform approach to severance protection. We believe that severance protection is necessary to attract and retain top talent by mitigating some of the risks the executives perceive in working at a smaller public company. In addition, we believe the possibility of a change in control creates uncertainty for our officers regarding their continued employment with the Company because such transactions frequently result in management changes. For that reason, the severance plan also provides change in control protections to our executive officers to alleviate concerns regarding the possible occurrence of such a transaction and encourages executives to remain with the Company through the negotiation of a change in control transaction, preserving the value of the Company and the potential benefit to our stockholders in the transaction. In addition, the severance plan is structured with a three-year term in order to allow us to re-evaluate these arrangements based on changes in company circumstances. A summary of the material terms of the severance plan, together with a quantification of the benefits our named executive officers are eligible to receive under the severance plan, may be found in the section of this proxy statement entitled “Potential Payments and Acceleration of Equity upon Termination or Change in Control.”
Our severance plan generally does not affect the Compensation Committee's decisions regarding other elements of compensation. The severance plan serves specific purposes that we believe are not related to the determination of a named executive officer's current compensation.
Perquisites and Other Benefits. We generally do not provide perquisites or other benefits to our named executive officers other than those available to employees generally. In order to induce Mr. Rabinovitsj to accept our offer of employment, we agreed to pay him a one-time signing bonus of $50,000. Half of the bonus was paid upon commencement of employment, and the balance was paid after six months of employment in March 2015.

Corporate Governance Considerations

We do not have stock ownership guidelines for our executive officers, because the Compensation Committee believes that the stock and option holdings of our executive officers are sufficient at this time to align their interests with those of our stockholders. However, we continue to evaluate the usefulness and appropriateness of such guidelines from time to time. Our executive officers are subject to our insider trading policy that prohibits, among other things, hedging transactions in our common stock as well as pledging of our securities.
In addition, we have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding the restatement are known. We intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the amount that we may deduct from our federal income taxes for remuneration paid to our named executive officers (other than our Chief Financial Officer) to $1 million per officer per year. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation.” While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, it has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee believes that it should retain the flexibility to compensate our executive officers in a manner consistent with our business objectives and the best interests of our company and our stockholders.
In addition, although we have not typically tailored our executive compensation program to achieve particular accounting results, we do consider the impact of accounting treatment when we make compensation decisions.
Corporate Governance Considerations
We do not have stock ownership guidelines for our executive officers, because the Compensation Committee believes that the stock and option holdings of our executive officers are sufficient at this time to align their interests with those of our stockholders. However, we continue to evaluate the usefulness and appropriateness of such guidelines from time to time. Our executive officers are subject to our insider trading policy that prohibits, among other things, hedging transactions in our common stock as well as pledging of our securities.
In addition, we have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding the restatement are known. We intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the amount that we may deduct from our federal income taxes for remuneration paid to our named executive officers (other than our Chief Financial Officer) to $1 million per officer per year. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation.” While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, it has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee believes that it should retain the flexibility to compensate our executive officers in a manner consistent with our business objectives and the best interests of our company and our stockholders.
In addition, although we have not typically tailored our executive compensation program to achieve particular accounting results, we do consider the impact of accounting treatment when we make compensation decisions.
Compensation Committee Report (1)
The Compensation Committee oversees the compensation programs of Ruckus Wireless, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2014 and in this proxy statement.

Gaurav Garg, Chairman
Georges Antoun
Richard Lynch

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2014, December 31, 2013 and December 31, 2012

Name and principal position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation		Total
Selina Y. Lo	2014	$375,000	$261,914	$1,683,750	$1,523,320	$2,760	(3)	$3,846,744
President and Chief Executive Officer	2013	$356,667	$—	$728,550	$2,680,641	$51,391	(4)	$3,817,249
	2012	$320,000	$240,000	$—	$7,933,309	$858	(3)	$8,494,167
Seamus Hennessy	2014	$285,000	$118,153	$336,750	$761,660	$978	(3)	$1,502,541
Chief Financial Officer	2013	$270,000	$—	$335,000	$410,868	$14,240	(5)	$1,030,108
	2012	$260,000	$180,000	$—	$640,532	$468	(3)	$1,081,000
Daniel Rabinovitsj(6) Chief Operating Officer	2014	$119,423	$58,200	$3,367,500	$2,475,395	$420	(3)	$6,020,938
Scott Maples	2014	$268,000	$98,920	$161,640	$190,415	$1,680	(3)	$720,655
Vice President Legal and General Counsel	2013	$256,667	$—	$167,500	$205,434	$3,194	(7)	$632,795
	2012	$194,129	$46,875	$—	$1,046,199	$470	(3)	$1,287,673
William Kish	2014	$203,833	$44,915	$161,640	$167,565	$798	(3)	$578,751
Co-Founder and Chief Technology Officer	2013	$142,871	$2,199	$83,750	$102,717	$12,490	(8)	$344,027
	2012	$177,500	$35,000	$—	$166,612	$354	(3)	$379,466

(1)	Amounts shown in this column represent discretionary cash bonus awards granted to our named executive officers for performance during the respective fiscal year.
(2)
Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in the respective fiscal year, computed in accordance with the provisions of FASB ASC Topic 718 and the grant date fair value of each time-vested restricted stock unit based on the closing price of Ruckus’ common stock on the grant date. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)	Represents group life insurance premiums paid by the Company and imputed income.
(4)
Represents of $910 in group life insurance premiums paid by the Company and imputed income, and a pay-out of accrued vacation of $50,481 paid in conjunction with conversion to a non-accrual paid time off arrangement.

(5)
Represents $491 in group life insurance premiums paid by the Company and imputed income, and a pay-out of accrued vacation of $13,749 paid in conjunction with conversion to a non-accrual paid time off arrangement.

(6)	Mr. Rabinovitsj joined the Company on September 25, 2014, and his 2014 salary is prorated.
(7)
Represents $819 in group life insurance premiums paid by the Company and imputed income, and a pay-out of accrued vacation of $2,375 paid in conjunction with conversion to a non-accrual paid time off arrangement.

(8)
Represents $274 in group life insurance premiums paid by the Company and imputed income, and a pay-out of accrued vacation of $12,216 paid in conjunction with conversion to a non-accrual paid time off arrangement.

2014 Grants of Plan-Based Awards
The following table provides information regarding all grants of plan-based awards that were made to or earned by each of our NEOs in 2014. The information in this table supplements the dollar value of stock options and other awards set forth in the Summary Compensation Table by providing additional details about the award

Name	Grant Date	Date of Corporate Approval	Number of Shares Underlying Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($)(1)(2)
Selina Y. Lo	10/01/2014	09/26/2014	–	200,000	$13.47	$1,523,320
	10/03/2014	09/26/2014	125,000	–	–	$1,683,750
Seamus Hennessy	10/01/2014	09/09/2014	–	100,000	$13.47	$761,660
	10/03/2014	09/09/2014	25,000	–	–	$336,750
Daniel Rabinovitsj	10/01/2014	10/01/2014	–	325,000	$13.47	$2,475,395
	10/03/2014	10/01/2014	250,000	–	–	$3,367,500
Scott Maples	10/01/2014	09/09/2014	–	25,000	$13.47	$190,415
	10/03/2014	09/09/2014	12,000	–	–	$161,640
William Kish	10/01/2014	09/09/2014	–	22,000	$13.47	$167,565
	10/03/2014	09/09/2014	12,000	–	–	$161,640

(1)	For option awards, represents the grant date fair value of such option award as determined in accordance with ASC 718, calculated in accordance with ASC 718 using the Black Scholes valuation model.

(2)	For stock awards, represents the grant date fair value of time-vested restricted stock units based on the closing price of Ruckus’ common stock on the grant date.

Outstanding Equity Awards at December 31, 2014

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units That Have Not Vested		Market Value of Shares That Have Not Vested
Selina Y. Lo	1,754,904		—		$0.43	1/17/2018	—		—
	700,000		—		$0.82	11/22/2019	—		—
	52,539	(1)	35,026		$5.71	6/18/2022	—		—
	1,588,086	(1)	574,349		$5.71	6/18/2022	—		—
	78,750	(2)	191,250		$16.19	10/24/2023	—		—
	—		200,000	(3)	$13.47	9/30/2024	—		—
	—		—		—		158,750	(4)(9)(11)	$1,908,175
Seamus Hennessy	226,500		—		$0.20	5/7/2019	—
	73,437	(5)	1,563		$1.24	6/24/2020	—
	382,626	(6)	54,661		$2.01	6/20/2021	—
	79,407	(7)	97,053		$5.71	6/27/2022	—
	11,666	(2)	28,334		$16.75	9/30/2023	—
	4,166	(8)	95,834		$13.47	9/30/2024	—
	—		—		—	—	40,000	(9) (11)	$480,800
Daniel Rabinovitsj	—		325,000	(10)	$13.47	9/30/2024	—		—
	—		—		—		250,000	(11)	$3,005,000
Scott Maples	142,250	(12)	68,750		$4.63	3/22/2022	—		—
	49,500	(7)	60,500		$5.71	6/27/2022	—		—
	5,833	(2)	14,167		$16.75	9/30/2023	—		—
	1,041	(8)	23,959		$13.47	9/30/2024	—		—
	—		—		—	—	19,500	(9) (11)	$234,390
William Kish	82,930	(6)	11,848		$2.01	6/20/2021	—		—
	20,655	(7)	25,245		$5.71	6/27/2022	—		—
	2,916	(2)	7,084		$16.75	9/30/2023	—		—
	916	(8)	21,084		$13.47	9/30/2024	—		—
	—		—		—	—	15,750	(9) (11)	$189,315

(1)
This option began vesting on January 1, 2012. The shares subject to the stock option vest over a four year period, with 1/48th of the shares vesting each month, subject to continued service to us through each vesting date.

(2)
This option began vesting on October 1, 2013. The shares subject to the stock option vest over a four year period, with 1/48th of the shares vesting each month, subject to continued service to us through each vesting date.

(3)
This option will begin vesting on January 1, 2016. The shares subject to the stock option vest over a three year period, with 1/36th of the shares vesting each month, subject to continued service to us through each vesting date.

(4)
Represents restricted stock units granted that will begin vesting on October 3, 2015. The shares subject to the stock award vest over a three year period, with 1/6th of the shares vesting each six months, subject to continued service by such employee to us through each vesting date.

(5)
1/4th of the total number of shares subject to the option vested on May 18, 2010. The remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to this option grant each month, subject to continued service to us through each vesting date. Of the shares underlying this option, 73,437 shares were vested as of December 31, 2013. This option is early exercisable and to the extent any of such shares are unvested as of a given date, such shares will remain subject to a right of repurchase by us.

(6)
This option began vesting on June 21, 2011. The shares subject to the stock option vest over a four year period, with 1/48th of the shares vesting each month, subject to continued service to us through each vesting date.

(7)
This option began vesting on June 28, 2012. The shares subject to the stock option vest over a four year period, with 10% of the shares vesting in the first 12 months at a rate of 1/12th of 10% of the shares underlying the option vesting each month, 20% of the shares vesting in the 13th through 24th month at a rate of 1/12th of 20% of the shares underlying the option vesting each month, 30% of the shares vesting in the 25th through 36th month at a rate of 1/12th of 30% of the shares underlying the option vesting each month, and 40% of the shares vesting in the 37th through 48th month at a rate of 1/12th of 40% of the shares underlying the option vesting each month, subject to continued service to us through each vesting date.

(8)
This option began vesting on October 1, 2014. The shares subject to the stock option vest over a four year period, with 1/48th of the shares vesting each month, subject to continued service to us through each vesting date.

(9)
Represents restricted stock units granted that began vesting on October 3, 2013. The shares subject to the stock award vest over a four year period, with 1/8th of the shares vesting each six months, subject to continued service by such employee to us through each vesting date.

(10)
1/4th of the total number of shares subject to the option shall vest one year after September 25, 2014 and the balance of the shares shall vest in a series of 36 successive equal monthly installments subject to continuous service.

(11)
Represents restricted stock units granted that began vesting on October 3, 2014. The shares subject to the stock award vest over a four year period, with 1/8th of the shares vesting each six months, subject to continued service by such employee to us through each vesting date.

(12)
This option began vesting on March 23, 2012. The shares subject to the stock option vest over a four year period, with 1/48th of the shares vesting each month, subject to continued service to us through each vesting date.

Option Exercises and Stock Vested in 2014

The following table provides information regarding the aggregate number of shares for which options were exercised by each of our NEOs during fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Selina Y. Lo	—	—	11,250	$143,438
Seamus Hennessy	50,000	$741,193	5,000	$63,750
Daniel Rabinovitsj	—	—	—	—
Scott Maples	—	—	2,500	$31,875
William Kish	—	—	1,250	$15,938

(1)
The aggregate value realized upon the exercise of the options represents the difference between the actual sale prices of the shares of our common stock on the date of exercise and the aggregate exercise price of the option.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control
Severance Benefit Plan
On March 4, 2013, upon the recommendation of the Compensation Committee, the Board adopted a Severance Benefit Plan (the “Severance Plan”), pursuant to which selected current and future employees, including our NEOs, will be eligible for severance benefits under certain circumstances. The Severance Plan supersedes any severance benefits that a participant under the Severance Plan would have been entitled to under any pre-existing agreement between the individual and Ruckus. Unless terminated sooner, the Severance Plan will automatically terminate on the third annual anniversary of its adoption
The actual amounts that would be paid or distributed to an eligible NEO as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock. Although we have entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with the NEOs to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he or she held. Finally, the NEOs are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.
To receive any of the severance benefits under these agreements, the NEO would be required to execute a release of claims against Ruckus and comply with confidentiality and non-disparagement provisions.
Severance Absent a Change in Control
Under the Severance Plan, if a participating individual is involuntarily terminated without cause, absent a qualifying change in control (as defined in the Severance Plan), then he or she will be entitled to receive (a) cash severance in a lump sum amount equal to his or her monthly base salary multiplied by the number of months in his or her participation notice under the Severance Plan, and (b) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice. Our NEOs are eligible to receive the following payments and benefits:

•	in the case of Ms. Lo, annual base salary for 12 months from the date of termination;
•	in the case of Messrs. Hennessy, Rabinovitsj and Maples, annual base salary for six months from the date of termination;
•	in the case of Mr. Kish, annual base salary for three months from the date of termination; and
•
health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), to the extent such COBRA premiums exceed the costs previously paid by the NEO for group health insurance coverage while employed by us, until the earlier of (i) six months (12 months in the case of Ms. Lo and three months in the case of Mr. Kish) after termination, or (ii) such time as the NEO is eligible for health insurance coverage with a subsequent employer.

Severance in Connection with a Change in Control
In the case of a change in control, if a participating individual is terminated without cause or constructively terminated, either during the three months before or in the year after a change in control, then he or she will be entitled to receive (a) cash severance in a lump sum amount equal to his or her monthly base salary multiplied by the number of months specified in his or her participation notice under the Severance Plan, (b) if specified in his or her participation notice under the Severance Plan, additional cash severance in a lump sum amount equal to his or her monthly bonus target multiplied by the number of months specified in his or her participation notice under the Severance Plan, (c) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice under the Severance Plan, and (d) accelerated vesting of then outstanding compensatory equity awards as to the percentage of unvested shares per equity award specified in his or her participation notice. Our NEOs are eligible to receive the following payments and benefits:

•	annual base salary for 12 months (three months in the case of Mr. Kish) from the change in control, including any applicable target bonus achieved;
•	full acceleration of vesting of any outstanding shares common stock or stock options to purchase common stock granted to the NEO (50% in the case of Mr. Kish); and
•
health insurance premiums under our group health insurance plans as provided under COBRA, to the extent such COBRA premiums exceed the costs previously paid by the NEO for group health insurance coverage while employed by us, until the earlier of (i) 12 months after a change in control (three months in the case of Mr. Kish), or (ii) such time as the NEO is eligible for health insurance coverage with a subsequent employer.

 Summary of Estimated Amounts Payable Upon a Separation or Change in Control
The table below estimates the amounts payable upon a separation, change of control and a separation following a change in control as of December 31, 2014 for our NEOs using $12.02, the closing price of the stock on that date.

	Acceleration on Vesting(1)
Name	Stock Options ($)		RSUs ($)	Severance Payments (2)($)		COBRA Premiums (3)($)		Total ($)
Selina Y. Lo
Severance Absent a Change in Control	$—		$—	$375,000	(2)	$9,115	(3)	$384,115
Severance in connection with a Change in Control	$3,845,156		$1,908,175	$375,000	(2)	$9,115	(3)	$6,137,446
Seamus Hennessy
Severance Absent a Change in Control	$—		$—	$142,500	(4)	$13,629	(5)	$156,129
Severance in connection with a Change in Control	$1,176,410		$480,800	$285,000	(2)	$27,259	(3)	$1,969,469
Daniel Rabinovitsj
Severance Absent a Change in Control	$—		$—	$225,000	(4)	$13,629	(5)	$238,629
Severance in connection with a Change in Control	$—		$3,005,000	$450,000	(2)	$27,259	(3)	$3,482,259
Scott Maples
Severance Absent a Change in Control	$—		$—	$134,000	(4)	$13,629	(5)	$147,629
Severance in connection with a Change in Control	$889,818		$234,390	$268,000	(2)	$27,259	(3)	$1,419,467
William Kish
Severance Absent a Change in Control	$—		$—	$50,958	(7)	$6,537	(8)	$57,495
Severance in connection with a Change in Control	$277,894	(6)	$189,315	$50,958	(7)	$6,537	(8)	$524,704

(1)
Unvested equity awards will accelerate and become fully vested upon severance in connection with a Change in Control. With respect to stock options, the value is calculated as (a) the difference between $12.02, the closing price of our common stock on December 31, 2014, and the exercise price of the applicable option, multiplied by (b) the number of unvested options subject to accelerated vesting held by the applicable named executive officer. With respect to RSUs, the value is calculated as (a) $12.02, the closing price of our common stock on December 31, 2014, multiplied by (b) the number of unvested RSUs subject to accelerated vesting held by the applicable named executive officer.

(2)	Represents the severance payment equal to twelve months of the executive officer’s base salary as of December 31, 2014.

(3)
Represents twelve months of payments of premiums for continued health insurance coverage under COBRA, assuming in each case that the executive officer timely elects to receive the benefits. We would continue to pay such premiums for twelve months unless the executive officer earlier (a) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (b) loses eligibility for continuation coverage under COBRA.

(4)	Represents the severance payment equal to six months of the executive officer’s base salary as of December 31, 2014.

(5)
Represents six months of payments of premiums for continued health insurance coverage under COBRA, assuming in each case that the executive officer timely elects to receive the benefits. We would continue to pay such premiums for six months unless the executive officer earlier (a) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (b) loses eligibility for continuation coverage under COBRA.

(6)
50% of unvested equity awards will accelerate and become vested upon severance in connection with a Change in Control. With respect to stock options, the value is calculated as (a) the difference between $12.02, the closing price of our common stock on December 31, 2014, and the exercise price of the applicable option, multiplied by (b) the number of unvested options subject to accelerated vesting held by the applicable named executive officer. With respect to RSUs, the value is calculated as (a) $12.02, the closing price of our common stock on December 31, 2014, multiplied by (b) the number of unvested RSUs subject to accelerated vesting held by the applicable named executive officer.

(7)	Represents the severance payment equal to three months of the executive officer’s base salary as of December 31, 2014.

(8)
Represents three months of payments of premiums for continued health insurance coverage under COBRA, assuming in each case that the executive officer timely elects to receive the benefits. We would continue to pay such premiums for three months unless the executive officer earlier (a) becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or (b) loses eligibility for continuation coverage under COBRA.

DIRECTOR COMPENSATION

Director Compensation Table
In 2013, the Board adopted a policy regarding the compensation paid to our non-employee directors in connection with their service on our Board and its committees. Each non-employee director is entitled to receive an annual payment of $30,000 in connection with his service as a director. The non-employee director who serves as our Lead Independent Director is entitled to receive an additional annual payment of $10,000 for service as lead independent director. Additionally, the non-employee director who serves as chairman of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee will be entitled to receive an annual payment of $20,000, $12,000, and $7,500, respectively, for service as the committee chairman. Each non-employee director who serves as a member of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee will be entitled to receive an annual payment of $9,000, $6,000 and $4,000, respectively, for service as a member.
In addition to cash compensation, each non-employee director is entitled to receive a non-qualified stock option to purchase 30,000 shares of our common stock under our 2012 Amended & Restated Equity Incentive Plan (the “2012 Plan”) every year on the date of our annual meeting of stockholders, pro-rated for the time served as a director in the previous year. Each option will vest in equal monthly installments over a one year period following the date of grant.
Any new non-employee director will also receive an initial non-qualified stock option grant to purchase 65,000 shares of our common stock under the 2012 Plan on the date such non-employee director is elected or appointed to our Board. The option will vest in annual installments over three years from the date of grant.
All equity awards granted under this policy will vest in full immediately prior to a change in control (as defined in the 2012 Plan), subject to the director’s continuous service (as defined in the 2012 Plan) as of the day prior to the closing of the change in control.
In connection with this policy, on June 4, 2014, each non-employee director of our Board received a grant of non-qualified stock option to purchase 30,000 shares of our common stock under the 2012 Plan. Each of these options vests monthly over a one-year period from the date of our 2014 annual meeting of stockholders.
The following table sets forth a summary of the compensation earned during the year ended December 31, 2014 by our non-employee directors:

Name	Fees Paid in Cash	Stock Awards(1)	Option Awards(1)(2)	Total(3)
Gaurav Garg	$51,000	$—	$183,063	$234,063
Mohan Gyani	$44,000	$—	$183,063	$227,063
Georges Antoun	$45,000	$—	$183,063	$228,063
Richard Lynch	$43,500	$—	$183,063	$226,563
Stewart Grierson	$50,000	$—	$183,063	$233,063
James J. Goetz(4)	$—	$—	$—	$—

(1)	As of December 31, 2014, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Stock Options
Gaurav Garg	210,000
Mohan Gyani	346,875
Georges Antoun	203,049
Richard Lynch	203,049
Stewart Grierson	203,049
James J. Goetz	—

(2)
Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in the respective fiscal year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)	The dollar values in this column for each director represent the sum of all compensation referenced in the preceding columns.
(4)	Mr. Goetz waived his compensation in 2014 and resigned from the Board effective February 5, 2015.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014, including our 2002 Stock Plan, 2012 Plan and 2012 Employee Stock Purchase Plan (“ESPP”). No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans. All of our Equity Compensation Plans that were in effect as of December 31, 2014 were adopted with the approval of our security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders(2)	19,866,241	(3)	$5.60	13,169,113	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—	—
Total	19,866,241		$5.60	13,169,113

(1)	The weighted average exercise price excludes restricted stock awards which have no exercise price.
(2)	Includes securities issuable under our 2002 Stock Plan, 2012 Plan and ESPP.
(3)
Excludes purchase rights currently accruing under the ESPP. Offering periods under the ESPP are 12-month periods, which are comprised of two six-month purchase periods. Eligible employees may purchase shares of common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning of each offering period or the end of each semi-annual purchase period. No participant in the ESPP may be issued or transferred shares of common stock valued at more than $25,000 per calendar year.

(4)
Includes (i) 9,398,990 shares of common stock available for issuance under our 2012 Plan and (ii) 3,770,123 shares of common stock available for issuance under our ESPP. Beginning in 2013, the number of shares of common stock reserved under the 2012 Plan automatically increases on January 1st of each year by an amount equal to the lesser of: (i) 5.0% of our shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser amount determined by our Board. The number of shares of common stock reserved under our ESPP automatically increases on January 1st of each year by an amount equal to (a) the lesser of: (i) 3,000,000 shares of common stock or (ii) 2.0% of our shares of common stock outstanding on December 31st of the preceding calendar year, or (b) a lesser amount determined by our Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2014 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in this proxy statement.

Registration Rights Agreement
On February 3, 2012, we entered into a Sixth Amended and Restated Investor Rights Agreement (the “IRA”), with the holders of our outstanding preferred stock and certain holders of our outstanding common stock, including entities affiliated with Sequoia Capital. Certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act.
These shares are referred to as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of the IRA and are described in additional detail below. We, along with entities affiliated with Sequoia Capital, as well as certain other parties, are parties to the IRA. We entered into the IRA in connection with the issuance of our Series G preferred stock in 2012.
The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.
Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include. The demand, piggyback and Form S-3 registration rights described below will expire three years after the effective date of our initial registration statement, or, with respect to any particular holder, at such time that such holder can sell its shares under Rule 144 of the Securities Act during any three month period.
Demand Registration Rights
Under our IRA, upon the written request of the holders of more than 30% of our registrable securities then outstanding that we file a registration statement under the Securities Act, we are obligated to use our reasonable best efforts to register the sale of all registrable securities that the holders may request in writing to be registered. We are required to effect no more than two registration statements that are declared or ordered effective. We may postpone the filing of a registration statement for up to 120 days twice in a 12-month period if in the good faith judgment of our Board such registration would be materially detrimental to us.
Piggyback Registration Rights
If we register any of our securities for public sale, either for our own account or for the account of other security holders, we will also have to register all registrable securities that the holders of such securities request in writing be registered. This piggyback registration right does not apply to a registration relating to any of our stock plans, stock purchase or similar plan, a transaction under Rule 145 of the Securities Act or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders.
Form S-3 Registration Rights
The holders of our registrable securities can also request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is in excess of $2.5 million (net underwriting discounts and commissions, if any). We may postpone the filing of a registration statement for up to 120 days once in a 12-month period if in the good faith judgment of our Board such registration would be materially detrimental to us.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers.

Change in Control Arrangements
We have entered into severance arrangements with each of our executive officers under a Severance Benefit Plan. For more information regarding these agreements, see the section titled “Executive Compensation-Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”
Policy on Future Related Party Transactions
All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the 2015 annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Scott Maples

Scott Maples
Vice President Legal, General Counsel and Corporate Secretary
April 29, 2015

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SEC, INCLUDING COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K IF SPECIFICALLY REQUESTED, IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY STOCKHOLDER. PLEASE ADDRESS ALL SUCH REQUESTS TO OUR INVESTOR RELATIONS DEPARTMENT AT RUCKUS WIRELESS, INC., 350 WEST JAVA DRIVE, SUNNYVALE, CALIFORNIA 94089, ATTENTION: CORPORATE SECRETARY BY TELEPHONE TO: (408) 636-4319, OR BY E-MAIL TO: IR@RUCKUSWIRELESS.COM.

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RUCKUS WIRELESS, INC. 350 WEST JAVA DR. SUNNYVALE, CA 94089
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
For Withhold For All All All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:
1. Election of Directors
Nominees
01 Selina Y. Lo 02 Stewart Grierson
The Board of Directors recommends you vote FOR proposals 2 and 3.
2 To approve, on an advisory basis, the compensation of the Ruckus Wireless, Inc. named executive officers.
3 To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Ruckus Wireless,
Inc. for the year ending December 31, 2015.
NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2015 Annual Meeting. If any other matters are properly brought before the 2015 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Annual Report on Form 10-K, Proxy Statement is/are available at www.proxyvote.com .
RUCKUS WIRELESS, INC.
Annual Meeting of Stockholders
June 10, 2015 1:00 PM (Pacific)
This proxy is solicited by the Board of Directors
The undersigned stockholder of RUCKUS WIRELESS, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement for the 2015 annual meeting of stockholders of Ruckus Wireless, Inc., and hereby appoints Seamus Hennessy and Scott Maples, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 annual meeting of stockholders of Ruckus Wireless, Inc. to be held on Wednesday, June 10, 2015 at 1:00 p.m. (local time), at 350 West Java Drive, Sunnyvale, California 94089 and at any and all adjournments, continuations or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.
If you return your signed proxy card to us or otherwise vote before the Annual Meeting, we will vote your shares as you direct. If you are a stockholder of record, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the Annual Meeting as follows, unless there are different instructions on the proxy: FOR the election of the two directors nominated by the Board of Directors to serve until the 2018 annual meeting of stockholders (Proposal No. 1); FOR the approval, on an advisory basis, of the compensation of the Ruckus Wireless, Inc. named executive officers (Proposal No. 2); FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Ruckus Wireless, Inc. for the year ending December 31, 2015 (Proposal No. 3); and at the proxyholder's discretion, on such other matters, if any, that may come before the Annual Meeting. Continued and to be signed on reverse side